Form C

Cover Page

Name of issuer:

Hemilane Inc.

Legal status of issuer:

Form: Corporation

Jurisdiction of Incorporation/Organization: CA

Date of organization: 12/14/2014

Physical address of issuer:

909 E. El Segundo Blvd.
El Segundo CA 90245

Website of issuer:

http://www.r6distillery.com

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

7.0% of the offering amount upon a successful fundraise, and be entitled to reimbursement for out-of-pocket third party expenses it pays or incurs on behalf of the Issuer in connection with the offering.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

No

Type of security offered:

☐ Common Stock
☐ Preferred Stock
☑ Debt
☐ Other

If Other, describe the security offered:

Target number of securities to be offered:

150,000

Price:

$1.00000

Method for determining price:

Pro-rated portion of the total principal value of $150,000; interests will be sold in increments of $1.

Target offering amount:

$150,000.00

Oversubscriptions accepted:

☑ Yes
☐ No

If yes, disclose how oversubscriptions will be allocated:

☐ Pro-rata basis
☐ First-come, first-served basis
☑ Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$400,000.00

Deadline to reach the target offering amount:

5/3/2019

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

5

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$839,724.79	$860,632.55
Cash & Cash Equivalents:	$22,610.92	$32,171.02
Accounts Receivable:	$0.00	$0.00
Short-term Debt:	($16,677.00)	$53,458.57
Long-term Debt:	$560,068.12	$519,788.71
Revenues/Sales:	$614,857.19	$459,399.40
Cost of Goods Sold:	$55,177.68	$97,691.87
Taxes Paid:	$26,207.27	$36,518.03
Net Income:	($27,055.76)	($437,377.95)

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

Hemilane Inc.

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding?

☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
Robert Rubens	Owner / Founder of R6	Self	2014
Dan Thompson	Entrepreneur	Self	2015
Casey Miles	Distiller / Owner	Self	2015
Bob Rubens	Entrepreneur	Self	2014
Michael Paolucci	Entrepreneur	Self	2016

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Robert Rubens	President	2014
Robert Rubens	CEO	2014
Robert Rubens	President	2014
Robert Rubens	CEO	2014
Robert Rubens	Treasurer	2014
Robert Rubens	CFO	2014
Robert Rubens	Secretary	2014

For three years of business experience, refer to Appendix D: Director & Officer Work History.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
RBDLA, LLC	58557.8 Common Stock	20.0
Rob Rubens	163023.0 Common Stock	55.7

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

Our future success depends on the efforts of a small management team. The loss of services of the members of the management team may have an adverse effect on the company. There can be no assurance that we will be successful in attracting and retaining other personnel we require to successfully grow our business.

Casey Miles is a part-time officer. As such, it is likely that the company will not make the same progress as it would if that were not the case.

Dan Thompson is a part-time officer. As such, it is likely that the company will not make the same progress as it would if that were not the case.

Bob Rubens is a part-time officer. As such, it is likely that the company will not make the same progress as it would if that were not the case.

Michael Paolucci is a part-time officer. As such, it is likely that the company will not make the same progress as it would if that were not the case.

Jon Miller is a part-time officer. As such, it is likely that the company will not make the same progress as it would if that were not the case.

Consumer demands can change, and decreases in alcohol consumption could result in decreases in revenue.

Consumer disposable income could change, affecting the amount spent on premium beers and spirits.

An increase in the cost of raw materials or energy could affect the Company's profitability. Commodity and other price changes may result in unexpected increases in the cost of raw materials, glass bottles and other packaging materials used by the Company. The Company may also be adversely affected by shortages of raw materials or packaging materials. In addition, energy cost increases could result in higher transportation, freight and other operating costs. The Company may not be able to increase its prices to offset these increased costs without suffering reduced volume, sales and operating profit, and this could have an adverse effect on your investment.

Companies in the beverage alcohol industry are, from time to time, exposed to class action or other litigation relating to alcohol advertising, product liability, alcohol abuse problems or health consequences from the misuse of alcohol. It is also possible that governments could assert that the use of alcohol has significantly increased government funded health care costs. Litigation or assertions of this type have adversely affected companies in the tobacco industry, and it is possible that we, as well as our suppliers, could be named in litigation of this type.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The Company intends to use the net proceeds of this offering for working capital and general corporate purposes, which includes the specific items listed in Item 10 below. While the Company expects to use the net proceeds from the Offering in the manner described above, it cannot specify with certainty the particular uses of the net proceeds that it will receive from from this Offering. Accordingly, the Company will have broad discretion in using these proceeds.

10. How does the issuer intend to use the proceeds of this offering?

If we raise: **$150,000**

Use of Proceeds: Marketing and sales 50%

Branding & PR 10%

Cooperage growth 30%

Working capital 3%

Wefunder intermediary fee 7 %

If we raise: **$400,000**

Use of Proceeds: Marketing and sales 50%

Branding & PR 10%

Cooperage growth 30%

Working capital 3%

Wefunder intermediary fee 7 %

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

If we reach our target offering amount prior to the deadline, we may conduct an initial closing of the offering early if we provide notice about the new offering deadline at least five business days prior to the new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment). Wefunder will notify investors if we conduct an initial closing. Thereafter, we may conduct additional closings from time to time at our and Wefunder's discretion until the deadline date.

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor's commitment will typically be recorded within a few minutes. The commitment will also be available on the Investor's "My Investments" screen on the wefunder.com website. After the offering closes, the contract will be counter-signed by the Company. The executed investment contract will then be sent to the investor via email, and is also available to download on the "My Investments" screen.
3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.
5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.
7. Book Entry. Investments may be in book entry form. This means that the Investor may not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen. At the option of the Company, you may receive an electronic certificate.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

An Investor's right to cancel. An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

The Company's right to cancel. The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 450 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 450 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by Investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

The company is issuing promissory notes to investors. The principal amount of each note is the amount invested by the investor. The company will use 5% of its gross revenues to pay back principal on the notes. Each note will be paid back based on its pro rata share of all notes issued in this offering. The company will make interest payments to the investor quarterly. The company may prepay principal and interest at any time. The company will continue payments until investors have received 1.5x their principal investment (the repayment amount) , provided however that at any time the company may defer up to 1 such payments upon notice to the Lender.

Investors who fund the first $150,000.00 of the fundraise will receive 1.75x their principal.

Upon the occurrence of an event of default (as defined in each note), all unpaid principal, accrued interest and other amounts owing will automatically be immediately due, payable and collectible by the company pursuant to applicable law.

The notes do not provide investors with any voting rights in the company.

See exact security attached as Appendix B, Investor Contracts.

14. Do the securities offered have voting rights?

☐ Yes
☑ No

15. Are there any limitations on any voting or other rights identified above?

☑ Yes: No Voting Rights
☐ No

16. How may the terms of the securities being offered be modified?

Any provision of this instrument (other than the Repayment Amount) may be amended, waived or modified as follows: upon the written consent of the Borrower the holders of a majority in principal of the Loan Amounts raised in this offering.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the one year period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights
Common Stock	1000000	292789	Yes

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	
Options:	

Describe any other rights:

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

Because the Investor holds no voting rights in the company, the holders of a majority-in-interest of voting rights in the Company could limit the Investor's rights in a material way. For example, those interest holders could vote to change the terms of the agreements governing the Company's operations or cause the Company to engage in additional offerings (including potentially a public offering). These decisions could affect gross revenues and diminish payments made to Investors.

Based on the risk that the company may never realize revenues or face a Default Event, the Investor may never see any returns.

Additional risks related to the rights of other security holders are discussed below, in Question 20.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

None

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, the shareholders may make decisions with which the Investor disagrees, or that negatively affect the gross revenues of the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, the shareholders may change the terms of the articles of incorporation for the company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. The shareholders may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

The shareholders have the right to redeem their securities at any time. shareholders could decide to force the Company to redeem their securities at a time that is not favorable to the Investor and is damaging to the Company. Investors' exit may affect the value of the Company and/or its viability.

In cases where the rights of holders of convertible debt, SAFEs, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be negatively affected.

Based on the risks described above, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The offering price for the securities offered pursuant to this Form C has been determined arbitrarily by the Company, and does not necessarily bear any relationship to the Company's book value, assets, earnings or other generally accepted valuation criteria. In determining the offering price, the Company did not employ investment banking firms or other outside organizations to make an independent appraisal or evaluation. Accordingly, the offering price should not be considered to be indicative of the actual value of the securities offered hereby.

In the future, we will perform valuations of our common stock that take into account factors such as the following:

- unrelated third party valuations of our common stock;
- the price at which we sell other securities, such as convertible debt or preferred stock, in light of the rights, preferences and privileges of our those securities relative to those of our common stock;
- our results of operations, financial position and capital resources;
- current business conditions and projections;
- the lack of marketability of our common stock;
- the hiring of key personnel and the experience of our management;
- the introduction of new products;
- the risk inherent in the development and expansion of our products;
- our stage of development and material risks related to our business;
- the likelihood of achieving a liquidity event, such as an initial public offering or a sale of our company given the prevailing market conditions and the nature and history of our business;
- industry trends and competitive environment;
- trends in consumer spending, including consumer confidence;
- overall economic indicators, including gross domestic product, employment, inflation and interest rates; and
- the general economic outlook.

We will analyze factors such as those described above using a combination of financial and market-based methodologies to determine our business enterprise value. For example, we may use methodologies that assume that businesses operating in the same industry will share similar characteristics and that the Company's value will correlate to those characteristics, and/or methodologies that compare transactions in similar securities issued by us that were conducted in the market.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An Investor in the promissory notes holds no position in the Company and will have no voting rights in the Company, and thus will be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its board of directors, and the Investor will have no independent right to name or remove an officer or member of the board of directors of the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

Issuer repurchases of securities. The Company may have authority to repurchase its securities from shareholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

A sale of the issuer or of assets of the issuer. As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company and the Board of Directors of the Company to manage the Company so as to maximize value for shareholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company and the Board of Directors of the Company. If the Board Of Directors of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management and Board of Directors of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its shareholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

Loan

Lender	Citizens Business Bank
Issue date	09/01/15
Amount	$570,000.00
Outstanding principal plus interest	$479,670.00 as of 11/23/18
Interest rate	6.0% per annum
Maturity date	11/01/26
Current with payments	Yes

SBA 7a Loan

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds
8/2017	Section 4(a)(2)	Common stock	$1,065,690	General operations

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☐ Yes
☑ No

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☑ Yes
☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Management's Discussion and Analysis of Financial Condition and Results of Operations

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and the related notes and other financial information included elsewhere in this offering. Some of the information contained in this discussion and analysis, including information regarding the strategy and plans for our business, includes forward-looking statements that involve risks and uncertainties. You should review the "Risk Factors" section for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

My great grandfather and his 5 brothers opened a roaring Chicago theatre in 1926 in heart of Prohibition. Four generations later, I opened R6 distillery in El Segundo, CA to honor my family's entrepreneurial history and bring the '20s back to life through our speakeasy tasting room. We got a special federal exemption to serve the spirits and beer crafted on-site in our tasting room. Since we opened in 2015, our revenues have steadily increased, and now is your chance to help us grow even bigger.

Spirits as a whole are in greater and greater demand every year. Bourbon is experiencing double-digit market growth and vodka is the largest segment of the market, which is why our focus is mainly on those two categories. We strategically built a distillery that is capable of producing 15X our current production. As we grow, we plan to expand distribution and sales across the country, take other brands under our roof, and open a second tasting room.

Milestones

Hemilane Inc., DBA R6 Distillery, was incorporated in the State of California in December 2014.

Since then, we have:

- First tasting room to serve craft spirits and beer made on-site in LA.
- Los Angeles' FIRST BOURBON. Ever.
- More than 100 points of distribution, including 3 LA Costco and 14 Total Wine locations.
- Capacity is 15X larger than current production.
- We make 16+ distinct products.
- Craft spirits expected to grow at a CAGR of 33% from 2017 to 2025.

Historical Results of Operations

- *Revenues & Gross Margin.* For the period ended December 31, 2018, the Company had revenues of $614,857.19 compared to the year ended December 31, 2017, when the Company had revenues of $459,399.40. Our gross margin was 91.03% in fiscal year 2018, compared to 78.73% in 2017.
- *Assets.* As of December 31, 2018, the Company had total assets of $839,724.79, including $22,610.92 in cash. As of December 31, 2017, the Company had $860,632.55 in total assets, including $32,171.02 in cash.
- *Net Loss.* The Company has had net losses of $27,055.76 and net losses of $437,377.95 for the fiscal years ended December 31, 2018 and December 31, 2017, respectively.
- *Liabilities.* The Company's liabilities totaled $543,391.12 for the fiscal year ended December 31, 2018 and $573,247.28 for the fiscal year ended December 31, 2017.

Liquidity & Capital Resources

To-date, the company has been financed with $570,000 in debt and $1,065,690 in equity.

After the conclusion of this Offering, should we hit our minimum funding target, our projected runway is 18 months before we need to raise further capital.

We plan to use the proceeds as set forth in this Form C under "Use of Funds". We don't have any other sources of capital in the immediate future.

We will likely require additional financing in excess of the proceeds from the Offering in order to perform operations over the lifetime of the Company. We plan to raise capital in 6 months. Except as otherwise described in this Form C, we do not have additional sources of capital other than the proceeds from the offering. Because of the complexities and uncertainties in establishing a new business strategy, it is not possible to adequately project whether the proceeds of this offering will be sufficient to enable us to implement our strategy. This complexity and uncertainty will be increased if less than the maximum amount of securities offered in this offering is sold. The Company intends to raise additional capital in the future from investors. Although capital may be available for early-stage companies, there is no guarantee that the Company will receive any investments from investors.

Runway & Short/Mid Term Expenses

Hemilane Inc. cash in hand is $50,000, as of January 2019. Over the last three months, revenues have averaged $70,651/month, cost of goods sold has averaged $6,364/month, and operational expenses have averaged $45,345/month, for an average net margin of $18,942 per month. Our intent is to be profitable in 6 months.

There are no material changes in the R6 Distillery financials since our financial statements ending December 31, 2018.

R6 Distillery has 4 main sources of revenue: brewery partner rental income, tasting room retail revenue, spirits wholesale revenue, and contract distilling revenue. Management's primary focus over the next 3-6 months is growing wholesale spirits revenue (the Brand), as well as contract distilling revenue (high margin, no upfront capital cash flow). R6 has a low/no interest line of credit to draw upon.

We do not anticipate our expenses to change in the next 3-6 months.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

i. at the time of the filing of this offering statement bars the person from:
   A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No
   B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No
   C. engaging in savings association or credit union activities?☐ Yes ☑ No
ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No
ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No
iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No
ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and

- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

https://www.r6distillery.com//invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Exchange Act Sections 13(a) or 15(d);
2. the issuer has filed at least one annual report and has fewer than 300 holders of record;
3. the issuer has filed at least three annual reports and has total assets that do not exceed $10 million;
4. the issuer or another party purchases or repurchases all of the securities issued pursuant to Section 4(a)(6), including any payment in full of debt securities or any complete redemption of redeemable securities; or the issuer liquidates or dissolves in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix B: Investor Contracts

R6 Distillery
R6 Early Bird

Appendix C: Financial Statements

Financials 1

Appendix D: Director & Officer Work History

Bob Rubens
Casey Miles
Dan Thompson
Michael Paolucci
Robert Rubens

Appendix E: Supporting Documents



INVEST IN R6 DISTILLERY

maximum target met

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Southern California farm to bottle spirits and craft beer under one roof

My great grandfather and his 5 brothers opened a roaring Chicago theatre in 1926 in heart of Prohibition. Four generations later, I opened R6 distillery in El Segundo, CA to honor my family's entrepreneurial history and bring the '20s back to life through our speakeasy tasting room. We got a special federal exemption to serve the spirits and beer crafted on-site in our tasting room. Since we opened in 2015, our revenues have steadily increased, and now is your chance to help us grow even bigger.



Robert Rubens
Founder
Extensively trained and collaborated with over a dozen distillers and brewers, Management Consultant

360 Tour of R6 Distillery



Why you may want to invest

1. First tasting room to serve craft spirits and beer made on-site in LA.
2. Los Angeles' FIRST BOURBON. Ever.
3. More than 100 points of distribution, including 3 LA Costco and 14 Total Wine locations.
4. Capacity is 15X larger than current production.
5. We make 16+ distinct products.
6. Craft spirits expected to grow at a CAGR of 33% from 2017 to 2025.

$ 100 min

REMIND ME (0)

What you are investing in

Revenue Share

5% of revenues

~~1.5X~~ **1.75X** payback multiple

Secured revenue share

The company will pay investors 5% of revenues each quarter until 100% of your principal is returned plus 50% on top.

Earning a return

Learn more about revenue shares

Investor perks

$500+
Red Card Member: Receive 10% off at the R6 speakeasy + two complimentary tickets to the R6 Raise The Roof (WeFunder Raise Complete) Party

$1,000+
Gold Card Member: Receive 10% off at the R6 speakeasy + one bottle of whiskey + four complimentary tickets to the R6 Raise The Roof (WeFunder Raise Complete) Party

$5,000+
Black Card Member: Receive 25% off at the R6 speakeasy + one bottle of whiskey + four complimentary tickets to the R6 Raise The Roof (WeFunder Raise Complete) Party

Our Ambition

Spirits as a whole are in greater and greater demand every year. Bourbon is experiencing double-digit market growth and vodka is the largest segment of the market, which is why our focus is mainly on those two categories. We strategically built a distillery that is capable of producing 15X our current production. As we grow, we plan to expand distribution and sales across the country, take other brands under our roof, and open a second tasting room.

R6_Distillery_Deck.pdf

https://r6distillery.com

$10,000+
Black Card Member with Locker: Black Card Membership + Receive 25% off at the R6 speakeasy + four complimentary tickets to the R6 Raise The Roof (WeFunder Raise Complete) Party + One Year Complimentary Whiskey Locker in the R6 speakeasy

see less

Why I Like R6 Distillery

...the spirits are great, especially in a cocktail. And with a beer on the side, it's almost hard to go wrong.



Sarah Bennett
FOOD EDITOR FOR LA WEEKLY

THE BUZZ ABOUT R6 DISTILLERY

Rob Rubens has quickly risen up the ranks to become one of my favorite craft breweries. The fact that they're a distillery as well is even more reason to love it... Great beers, great spirits, awesome atmosphere. I will probably be visiting often.

Chris Y.
Customer

Rob Ruben's speakeasy style brewery should be on any South Bay native's go to list for good beer and good times.


Luke D.
Customer

El Segundo already has a pretty prime drinking scene, but with the addition of Rob Rubens and the fantastic knowledge of the staff behind bar, what a spectacular gem of a spot!

Adriana H.
Customer

Qantas Vacations loved hosting our Christmas Party at R6 DISTILLERY this past December. The private area was more than enough space for our 40 staff and allowed us to have a food truck and private bar. The authentic Distillery experience was a natural theme, so we didn't need to decorate at all! Their service was great, and they even stayed open later than our contract and helped us pack up at the end of our event.

Mark Punshon
President, Qantas Vacations

R6 Distillery in El Segundo is Taking Advantage of Looser Restrictions

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Sleepy little El Segundo is suddenly on the radar and fighting to keep its small-town identity

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April 17, 2018 @ latimes.com

Whiskey Review: Rob Ruben Distilling Blue Corn Bourbon - The Whiskey Wash

With the passing of the Craft Distillers Act of 2015, California has seen a rise in artisanal craft distilleries. Distilleries producing less than 100,000 gallons of distillate are now allowed to host private events, have a restaurant, and serve their spirits as
September 29, 2017 @ thewhiskeywash.com

Meet Rob Rubens of Rob Rubens Distilling & Brewing in El Segundo

Today we'd like to introduce you to Rob Rubens. Rob, can you briefly walk us through your story - how you started and how you got to where you are today. While still working for my "dream college job" at a professional services firm, I was in New
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A Complete Guide To South Bay Breweries

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September 21, 2017 @ losangeles.cbslocal.com

These Are The 50 Best Breweries In America To Grab A Beer At Right Now

From Ford: This one's dedicated to you, friends. Popped open this article curious to see who was on the list and had my mind blown. I can't even fathom being on this list, much less the top 10. So humbling.
April 6, 2017 @ brokencompassbrewing.com

Rob Rubens serves the spirits in El Segundo

Rob Rubens' great grandfather and his brothers opened the Royal Theatre Company in Chicago in the early 1900s. Then during the heart of prohibition, they opened its flagship theater, Rubens Rialto Square Theatre, which had the same architect as the
April 3, 2017 @ tbrnews.com

Bringing back the speak easy style at Rob Ruben's Distilling and Brewing in El Segundo

No secret passwords are necessary for ROB RUBENS DISTILLERY AND BREWERY speakeasy themed tasting room. Opened in a repurposed mid-century brick building in El Segundo's Smoky Hollow district last June, RRDB is South Bay's only purveyor of
March 27, 2017 @ youtube.com

Meet the 3 New Distilleries That Opened in L.A. This Year

The Spirit Guild's two current offerings Drinking local in L.A. is no longer a fleeting dream. Over the last few years, Los Angeles has been increasing its number of everything from homegrown breweries to coffee roasters, making imbibing locally
December 19, 2016 @ laweekly.com

Hundreds of Gilmore Girls fans line up for one-day Luke's Diner pop-up

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How Greenbar Distillery Blew Down LA's Craft Spirits Door

Greenbar Distillery has paved the way as LA's first craft distillery since prohibition. Here's how they did it.

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Mob-themed Rubens Distilling and Brewing in El Segundo makes craft beer drinkers an offer they can't refuse

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Rubens Distilling and Brewing in El Segundo inspired by Illinois mobsters

Rob Rubens' great-grandfather was one of a half-dozen brothers who in 1926 opened Rubens Rialto Square Theatre in Joliet, Ill., at the height of prohibition, an architecturally sumptuous vaudeville movie house said to be a hangout for such

September 14, 2016 @ dailybreeze.com

Rob Ruben's Distilling & Brewing

Our guest this morning is Founder, Rob Rubens, of Rob Rubens Distilling & Brewing located in El Segundo. Rob knew it was time for a career change after his very first distillery tour. A few years later, after numerous distillery and brewery visits, scraping

July 28, 2016 @ blogtalkradio.com

The R6 Distillery Story

On May 24, 1926 the six Rubens brothers opened the doors to the Rubens Rialto Square Theatre. It was a magnificent European-inspired structure with an ornate exterior, and art-filled decorum inside and out. Four generations later, inspired by the stories Rob heard growing up of the theatre in the Roaring '20s, he left the corporate world to continue the family tradition of turning a vision into a reality and started R6 Distillery in El Segundo, California in 2014.

R6 Distillery Photos

Music, Comedy, Birthdays, Promotions, Happy Hours















THE DOLLFACE DAMES


DISTILLERY
A GRAIN TO GLASS DISTILLERY
DELTA
SKY CLU

Our Annual Revenues


$700K
$525K
$350K
$175K
0
2018 Revenue = $614K
2016
2017
2018
Annual Revenue

We've seen steady growth over the last few years and finished 2018 with our strongest year yet, bringing in about $625,000 by year-end. Full information can be found in our Financials in the Form C linked below.

How We'll Grow

With more capital, we intend to build out our operations team to expand our sales first across California, then Arizona, Nevada, and Washington. Eventually, we plan to open a second tasting room in Southern California.

Founder

Head Distiller



Rob Rubens

Founder

Extensively trained and collaborated with over a dozen distillers and brewers, Management Consultant

AND THE REST OF THE TEAM



Andrew Hulle

Distiller

Experienced in Brewing and Distilling; Former Project Engineer



Maria Rossi

Spirit Specialist

Project Manager with Extensive Experience in Culinary Arts



Meredith Hayman

Cocktail Director

12+ years working behind the bar crafting cocktails; leads numerous bar programs throughout LA



Christopher Quinn

Lead Bartender

10+ years in the service and hospitality industry, Passionate about bartending



Payton Buckley

Bartender

Experience in the hospitality industry since 18, from pizza to pulling espresso to mixing cocktails

Interview

Wefunder interviewed Rob Rubens on October 25, 2018.

– COLLAPSE ALL

WF: What is R6 Distillery? ^

RUBENS: R6 Distillery is a farm to glass distillery based in El Segundo, California. We're one of very few in the state, actually the only oneI'm aware of, that's truly a commercial distillery AND brewery combined under one roof, all operating together without separation. What we have going on is an anomaly, and for good reason. It's a very hard thing to permit and a lot to take on. Having a distillery and brewery under one roof is technically prohibited by federal law. We had to request an exception to make it happen.

WF: What's the history of the company? ^

RUBENS: It was my great grandfather and his five brothers. That's where the six comes from. They built the Rubens Rialto Square Theater in Joliet, Illinois just outside of Chicago in 1926. That's the other part of the six. The Rialto and our last name, Rubens, are represented by the R in R6.

Their flagship theatre, The Rialto, launched in the heart of Prohibition. There were definitely ties to what was going on at the time because Al Capone and his guys were a Chicago outfit. They were hanging out at the Rubens Theater back in Prohibition days. We designed our speakeasy tasting room to model that era and that period of time.

The focus is on taking fourth generation entrepreneurship and bringing the past to life for all who were not alive 92 years ago. We're a farm to glass distillery. Our focus is really on sustainability, California grain, non-GMO and organic products, and bringing those to market here in California as a lifestyle and experience brand. Most all grain we get comes from Woodland, California, up north. Our focus is whiskey and vodka, the two biggest markets here in the U.S. right now. We have a number of different subsets of spirits within those two categories as well.

WF: Can you talk a little about when you incorporated the company, how you got started, and what's happened since then? ^

RUBENS: I used to work for a strategy consulting firm based in Chicago, which is where I grew up. I published a paper, which was nominated for competition, and I was invited to speak about it in New Orleans. I went down there with some other colleagues. After the presentation, I decided to extend the stay by a day, and my sister-in-law asked, "Hey, why don't we go out? I found a tour of this distillery called Old New Orleans Rum Distillery." I said, "Sure. Why not? I love to drink!"

On the tour, I fell in love with the magic and mystique of taking grain, or in that case molasses, and turning it into a spirit through the process of fermentation and distillation. That's when the light bulb went off and the wheels started moving. I realized I really didn't want to be doing what I was anymore. I wanted to make a tangible product for people. This was 2013.

In 2014 I put the company together and legally formed it, launched the wheels into motion, and started digging deeper into understanding brewing, which is the basic part of what is required to make whiskey or vodka or any distilled spirit for that matter. You brew a base beer, then ferment and distill it. I traveled the country and learned from a number of other master distillers, their craft, their methodology, their experiences, their approach to crafting spirits, and took all of that back, and really started talking to people about how we could pitch this and get the first combination distillery and brewery in LA. As it turns out, we were the first one to make bourbon in Los Angeles.

WF: Why is it important to have the distillery and the brewery under one roof? Are there benefits that consumers get from that? ^

RUBENS: There are a lot of people who don't drink beer, and there are a lot of people who don't drink distilled spirits. The unique aspect of our license allows us to have a tasting room that serves both and cross-educates consumers. It's about the tasting room (speakeasy) and tour experience, really.

WF: Can you talk a little about the various products you have in your range?

RUBENS: Our flagships are the R6 Bourbon and R6 Vodka, both award winning spirits. The R6 Bourbon is a straight whiskey made from corn, rye, and malted barley. It's a high rye bourbon that's aged in new white American charred oak barrels, which is a requirement for bourbon. The barrels have a middle-level char, char 3. Thanks to the white oak, rye, and char level, the bourbon gets its notes of vanilla, caramel, cinnamon, and citrus. It is a really, really nice bourbon to drink neat, with one big ice cube, or in an old fashioned.

We also take that whiskey and we smoke it - - six bottles at a time. That version of our bourbon is only sold in our tasting room. That is the Smoked R6 Bourbon, which we get by using a smoking gun on hickory chips. A smoking gun involves lighting a hopper that holds the wood chips. It sucks air into the burning chips then blows the smoke out of a hose and into a food grade container, where the whiskey is. The whiskey then gets agitated and infused.

We also have the R6 Blue Corn Bourbon, which is a really unique product, because yellow corn is what's used in traditional bourbon, and pretty much all bourbon. Blue corn is so completely different to work with and also on the end result, the flavors are so very different. This spirit, to date, is only sold in the speakeasy. It will go out to distribution in Q1 of 2019. It's a much more complex whiskey with raisin, caramel, chamomile, fig, and vanilla notes to it. It finishes on the palate with a dark chocolate taste because of the malts we use.

We also make gin, rum and beer, but only sell them in the tasting room.

WF: How does revenue break down between tasting room and tours versus distribution?

RUBENS: Currently, the bulk of our revenue is through tasting room and contract distilling projects. Contract distilling is either private label, white label, or actually making spirits for other distilleries that don't have equipment or a facility yet. It's split 47% tasting room, 27% contract, and 26% licensing and wholesale right now. The goal, especially with this funding, is to expand the wholesale portion to surpass the others.

WF: How many stores are you delivering to directly? Or through a distributor?

RUBENS: We have a California statewide distributor, Epic Wines and Spirits and just over 100 points of distribution statewide.

WF: How are you going to drive that growth on the wholesale side?

RUBENS: 2018 was the first half-year R6 was in wholesale distribution. A huge part of growing now is getting our brand sold into larger chains and trend-setting bars throughout Los Angeles, San Francisco, and San Diego.

WF: What about on the consumer-facing side? How do you grow the brand?

RUBENS: Really by working with these various stores. We're in three of the Los Angeles Costcos right now, fourteen Total Wine Stores, and have other pending contracts including LAX. We're going around to California wine and spirits stores doing demos for brand awareness for the customers who are walking out with Wild Turkey. Why don't you have California R6 instead of Wild Turkey? How can we convince you to get this instead of Buffalo Trace? It's really about educating the consumer and staying present in the market. People have to be talking and buzzing.

WF: Are you building up a social media presence on that side of branding?

RUBENS: Absolutely. We're always working on our website, social media, Instagram, Facebook, etc. We just filmed a 360 video of the distillery and distilling process as well, which is key because most people have no idea how spirits are made or what the process is.

We recently engaged a sales force that is tied into the LA bar scene. We're getting them to work with the bartenders and allocate part of this crowdfunded budget to have bartenders go around LA and talk about R6 and sample R6. Bartenders are the biggest advocates.

WF: What about price points? When you compare to the other spirits you mentioned, how do you guys stack up?

RUBENS: Well, our scale is much different than any major brands under Brown-Forman, Diageo, Bacardi, or the like. We're not putting away 14,000+ barrels a week like they're doing. Our price point on a bottle of bourbon is $50 at the retail level. We've gotten the price point on a 1-liter bottle of vodka to $25, down from $32 for a 750 ml bottle. We're looking at getting more price competitive, especially on new accounts, to further establish the R6 brand, i.e. lower margin and higher velocity.

WF: Where are you right now with manufacturing capacity? Is that also a constraint on growth?

RUBENS: It's very expensive to put whiskey into barrels, especially at the early stages. The more we're able to generate revenue and cash flow, the more we can invest in building inventory and assets. Right now, we'll do a few barrels a month, with ample capacity to expand. We can easily knock out 20+ barrels a month with current fermentation capacity and 60+ barrels a month with still capacity.

It's extremely important to mention that our distilling equipment purchased from Germany, a Kothe still (named Jackie), is currently only at 3% to 5% capacity. We bought it with the intention of growing contract distilling and bolstering distribution, so we don't have to buy another one and another one and another one any time soon.

WF: What are you on track to do in terms of revenue in 2018, and how has that grown from 2016 and 2017?

RUBENS: In 2018, our gross income was $625,000. In 2017, it was $459,000 and 2016 was $152,000.

WF: Is spirits, as a sector, growing?

RUBENS: Absolutely. Bourbon continues to experience double-digit growth. Vodka is the largest segment of the market in total volume, total margin, and growth. Now we've seen gin really come into play as well. Our focus is bourbon and vodka, because you've got the highest margin, hottest trend, and also highest demand of the market.

WF: How do you stand out in the market?

RUBENS: For R6 it's about the story, the brand integrity, the packaging, the awards we've won, and the quality of the goods inside the bottle. We're actively engaging with the consumer through different methods mentioned above: social media, interactive videos, demonstrations, bartenders, talking, having a tasting room under the same roof as the distillery.

Our goal is to put another tasting room in the LA market at some point next year. So those are things that really make us stand out, and people take notice. Plus we are LA's FIRST BOURBON! And a damn good one at that!

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RISKS

1 Our future success depends on the efforts of a small management team. The loss of services of the members of the management team may have an adverse effect on the company. There can be no assurance that we will be successful in attracting and retaining other personnel we require to successfully grow our business.

2 Casey Miles is a part-time officer. As such, it is likely that the company will not make the same progress as it would if that were not the case.

READ MORE RISKS

OTHER DISCLOSURES

Read the **Form C** filed with the SEC for other important disclosures, like financial statements, Directors, Officers, shareholders with more than 20% of voting rights, use of funds, and more.

THE FUNDING PORTAL

R6 Distillery is conducting a Regulation Crowdfunding offering via **Wefunder Portal LLC**. CRD Number: #283503.

$100 min INVEST

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